Exhibit 16

                    [Letterhead of Gately & Associates., LLC]

                            Gately & Associates, LLC
                              1248 Woodridge Court
                           Altamonte Springs, FL 32714
                                 (407) 341-6942

June 23, 2004

Office of the Chief Accountant
Securities and Exchange Commission
450 West Fifth Street N.W.
Washington D.C. 20549

Ladies and Gentlemen

We have read the statements about our firm included under Item 4 in the Form 8-K dated June 21, 2004, of Relocate411.com, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Gately & Associates, LLC

Gately & Associates, LLC